 POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Edward A. Barnes, signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the

undersigned's behalf, and submit to the U.S. Securities and

Exchange Commission (the "SEC") a Form ID, including

amendments thereto, and any other documents necessary

or appropriate to obtain codes and passwords enabling the

undersigned to make electronic filings with the SEC of

reports required by Section 16(a) of the Securities

Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of

Assisted Living Concepts, Inc. (the "Company"), Forms 3, 4,

and 5 in accordance with Section 16(a) of

the Securities Exchange Act of 1934 and the rules

thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to

complete and execute any such Form 3, 4, or 5, complete

and execute any amendment or amendments thereto, and

timely file such form with the SEC and any stock exchange

or similar authority; and

(4) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of,

or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on

behalf of the undersigned pursuant to this Power of attorney shall be in such form and shall contain such terms and

conditions as such attorney-in-fact may approve in such

attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing

attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power

of Attorney to be executed as of this 27th day of April, 2004.

 /s/Mark E. Holliday

 Signature